LEASE AGREEMENT


                                PRODUCTION COURT
                                    LAKE CITY




















TENANT : PMC - SIERRA, INC.


LEASE COMMENCEMENT:  May 15, 1996



                                                  TABLE OF CONTENTS

                                                                                                           Page No.


         ARTICLE 1
                                                     DEFINITIONS................................................  1

1.1      Additional Rent........................................................................................  1
         ---------------

1.2      Additional Services....................................................................................  2
         -------------------

1.3      Base Rent..............................................................................................  2
         ---------

1.4      Building...............................................................................................  2
         --------

1.5      Capital Tax............................................................................................  2
         -----------

1.6      Common Areas...........................................................................................  2
         ------------

1.7      Cost of Additional Services............................................................................  2
         ---------------------------

1.8      Commencement Date......................................................................................  3
         -----------------

1.9      Insured Damage.........................................................................................  3
         --------------

1.10     Land...................................................................................................  3
         ----

1.11     Landlord's Architect...................................................................................  3
         --------------------

1.12     Lease..................................................................................................  3
         -----

1.13     Leasehold Improvements.................................................................................  3
         ----------------------

1.14     Normal Business Hours..................................................................................  3
         ---------------------

1.15     Operating Costs........................................................................................  3
         ---------------

1.16     Permitted Use..........................................................................................  4
         -------------

1.17     Premises...............................................................................................  4
         --------

1.18     Prime Rate.............................................................................................  5
         ----------

1.19     Property...............................................................................................  5
         --------

1.20     Proportionate Share....................................................................................  5
         -------------------

1.21     Rent...................................................................................................  5
         ----

1.22     Rentable Area..........................................................................................  5
         -------------

1.23     Sales Tax..............................................................................................  5
         ---------

1.24     Structural Repairs or Replacements.....................................................................  5
         ----------------------------------

1.25     Taxes..................................................................................................  5
         -----

1.26     Term...................................................................................................  6
         ----

         ARTICLE 2
                                                 PREMISES AND INTENT............................................  6

2.1      Premises...............................................................................................  6
         --------

2.2      Intent.................................................................................................  6
         ------

2.3      Parking................................................................................................  6
         -------

         ARTICLE 3
                                                        TERM....................................................  6

3.1      Term...................................................................................................  6
         ----

         ARTICLE 4
                                                        RENT....................................................  7

4.1      Base Rent..............................................................................................  7
         ---------

4.2      Additional Rent........................................................................................  7
         ---------------

4.3      Estimate of Additional Rent............................................................................  8
         ---------------------------

4.4      Adjustment for Additional Rent.........................................................................  8
         ------------------------------

4.5      Building Not Fully Occupied............................................................................  8
         ---------------------------

4.6      Direct Assessment......................................................................................  8
         -----------------

4.7      Landlord Tax Obligation................................................................................  8
         -----------------------

4.8      Amounts Past Due.......................................................................................  9
         ----------------

4.9      Value-Added Tax........................................................................................  9
         ---------------

4.10     Waiver of Offset.......................................................................................  9
         ----------------

4.11     Receipts, etc..........................................................................................  9
         --------------

4.12     Allocation of Taxes....................................................................................  9
         -------------------

         ARTICLE 5
                                                 TENANT'S COVENANTS............................................. 10

5.1      Occupancy.............................................................................................. 10
         ---------

5.2      Rent................................................................................................... 10
         ----

5.3      Permitted Use.......................................................................................... 10
         -------------

5.4      Waste and Nuisance..................................................................................... 10
         ------------------

5.5      Floor Loads............................................................................................ 10
         -----------

5.6      Insurance Risks........................................................................................ 11
         ---------------

5.7      Noxious Fumes and Odours............................................................................... 11
         ------------------------

5.8      Condition.............................................................................................. 11
         ---------

5.9      By-Laws................................................................................................ 11
         -------

5.10     Rules and Regulations.................................................................................. 12
         ---------------------

5.11     Surrender, Overholding................................................................................. 12
         ----------------------

5.12     Exterior Signage....................................................................................... 12
         ----------------

5.13     Inspection and Access.................................................................................. 12
         ---------------------

5.14     Exhibiting Premises.................................................................................... 13
         -------------------

5.15     Name of Building....................................................................................... 13
         ----------------

5.16     Acceptance of Premises................................................................................. 13
         ----------------------

5.17     No Auction............................................................................................. 13
         ----------

5.18     Yard and Parking Obstruction........................................................................... 13
         ----------------------------

         ARTICLE 6
                                                LANDLORD'S COVENANTS............................................ 13

6.1      Quiet Enjoyment........................................................................................ 13
         ---------------

         ARTICLE 7
                                                      UTILITIES................................................. 14

7.1      Utilities.............................................................................................. 14
         ---------

7.2      Use of Water........................................................................................... 14
         ------------

7.3      Energy Conservation.................................................................................... 14
         -------------------

         ARTICLE 8
                                           REPAIR, DAMAGE AND DESTRUCTION....................................... 14

8.1      Landlord's Repairs..................................................................................... 15
         ------------------

8.2      Tenant's Repairs....................................................................................... 15
         ----------------

8.3      Abatement and Termination.............................................................................. 15
         -------------------------

         ARTICLE 9
                                        LICENSES, ASSIGNMENTS AND SUBLETTINGS................................... 17

9.1      Licenses............................................................................................... 17
         --------

9.2      Assignments and Sublettings............................................................................ 17
         ---------------------------

         ARTICLE 10
                                              FIXTURES AND IMPROVEMENTS......................................... 19

10.1     Installation of Fixtures & Improvements................................................................ 19
         ---------------------------------------

10.2     Liens and Encumbrances on Fixtures & Improvements...................................................... 19
         -------------------------------------------------

10.3     Tenant's Goods......................................................................................... 20
         --------------

10.4     Removal of Fixtures and Improvements................................................................... 20
         ------------------------------------

         ARTICLE 11
                                         INSURANCE, LIABILITY AND INDEMNITY..................................... 20

11.1     Landlord's Insurance................................................................................... 20
         --------------------

11.2     Tenant's Insurance..................................................................................... 21
         ------------------

11.3     Limitation of Landlord's Liability..................................................................... 22
         ----------------------------------

11.4     Indemnity.............................................................................................. 22
         ---------

         ARTICLE 12
                              SUBORDINATION, ATTORNMENT, REGISTRATION AND CERTIFICATES.......................... 23

12.1     Subordination and Attornment........................................................................... 23
         ----------------------------

12.2     Registration........................................................................................... 23
         ------------

12.3     Certificates........................................................................................... 23
         ------------

12.4     Non-Disturbance Agreement.............................................................................. 24
         -------------------------

         ARTICLE 13
                                      REMEDIES OF LANDLORD ON TENANT'S DEFAULT.................................. 24

13.1     Remedying by Landlord, Non-Payment and Interest........................................................ 24
         -----------------------------------------------

13.2     Remedies Cumulative.................................................................................... 24
         -------------------

13.3     Right of Re-entry on Termination....................................................................... 24
         --------------------------------

13.4     Re-entry and Termination............................................................................... 25
         ------------------------

13.5     Rights on Re-entry..................................................................................... 25
         ------------------

13.6     Distress............................................................................................... 25
         --------

13.7     Payment of Rent, Etc., on Termination.................................................................. 25
         -------------------------------------

         ARTICLE 14
                               CANCELLATION OF INSURANCE AND EVENTS TERMINATING LEASE........................... 26

14.1     Cancellation of Insurance.............................................................................. 26
         -------------------------

14.2     Default................................................................................................ 26
         -------

         ARTICLE 15
                                                    MISCELLANEOUS............................................... 27

15.1     Notices................................................................................................ 27
         -------

15.2     Entire Agreement....................................................................................... 28
         ----------------

15.3     Area Determination..................................................................................... 28
         ------------------

15.4     Successors and Assigns, Interpretation................................................................. 28
         --------------------------------------

15.5     Force Majeure.......................................................................................... 28
         -------------

15.6     Waiver................................................................................................. 28
         ------

15.7     Governing Law, Covenants, Severability................................................................. 29
         --------------------------------------

15.8     Headings, Captions..................................................................................... 29
         ------------------

15.9     Time for Payment....................................................................................... 29
         ----------------

15.10    Time of Essence........................................................................................ 29
         ---------------

15.11    Special Provisions......................................................................................29
         ------------------

(a)      Option to Renew........................................................................................ 29
         ---------------

(b)      Options to Lease Contiguous Space...................................................................... 29
         ---------------------------------

(c)      Right to First Refusal to Lease........................................................................ 30
         -------------------------------

(d)      Right of First Opportunity to Lease Space.............................................................. 31
         -----------------------------------------

(e)      Option to Expand....................................................................................... 31
         ----------------

(f)      Relocation of Other Tenants to Accommodate Tenant...................................................... 31
         -------------------------------------------------

(g)      Interpretation......................................................................................... 32
         --------------

LEASE AGREEMENT made as of the fifteenth day of May, 1996

BETWEEN:


         PILOT PACIFIC DEVELOPMENTS INC., B.C. Incorporation No. 398327, on behalf of KAB PROPERTIES INC., B.C. Incorporation No. 397623, both being bodies corporate carrying on business at 505 Burrard Street, 930 One Bentall Centre, in the City of Vancouver, in the Province of British Columbia

         (hereinafter collectively called the "Landlord");


AND:


         PMC - SIERRA, INC., Federal Incorporation No. 282445-1, a body corporate carrying on business at 8501 Commerce Court, in the City of Burnaby, in the Province of British Columbia

         (hereinafter called the "Tenant").



WHEREAS KAB Properties Inc. ("KAB") is the registered owner of that certain parcel of land situated in the City of Burnaby, in the Province of British Columbia and more particularly described in Schedule "B" hereof (hereinafter called the "Land"); and

WHEREAS Pilot Pacific Developments Inc. ("Pilot") represents KAB and is entering into this Lease on behalf of KAB as the duly authorized agent thereof; and

WHEREAS the Landlord has constructed or intends to construct an office building containing lab, high technology and flex space upon the Land (hereinafter called the "Building") shown as "Phase II Building" on the site plan attached hereto as Schedule "A1"; and

WHEREAS the Tenant has agreed to lease space in the Building which will comprise the area more particularly hereinafter set forth for the term and at the rental and subject to the terms, covenants, conditions and agreements hereinafter contained;

WITNESSETH THAT:

                                        1
                                   DEFINITIONS


1.0 In this Lease the following expressions shall have the following meanings:

1.1      Additional Rent
         ---------------

"Additional Rent" means the payments of Operating Costs and Taxes and any other payments which the Tenant is required to make to the Landlord pursuant to this Lease.

1.2      Additional Services
         -------------------

"Additional Services" means the services and supervision supplied by the Landlord from time to time to the Tenant and which are approved in writing by the Tenant and are additional to the normal operation and maintenance of the Property and other services which the Landlord has agreed to supply pursuant to the provisions of this Lease and to like provisions of other leases of the Building.

1.3      Base Rent
         ---------

"Base  Rent"  means the fixed  annual rent  calculated  and payable  pursuant to
Article 4.1.

1.4      Building
         --------

"Building" has the meaning set out on page 1 of the Lease but if the Building is expanded or becomes part of a bigger building by being connected to the 8525 Building, then except as otherwise specifically provided herein, "Building" shall mean the bigger building.

1.5      Capital Tax
         -----------

"Capital Tax" means an imputed amount presently or hereafter imposed from time to time upon KAB and payable by KAB (or by Pilot acting on behalf of KAB or by any other corporation acting on behalf of KAB) and which is levied or assessed against KAB on account of its ownership of or capital employed in the Land and Building. Capital Tax shall be imputed as if the amount of such tax were that amount due if the Land and Building were the only real property of KAB and Capital Tax includes the amount of any capital or place of business tax levied by the provincial government or other applicable taxing authority against the Landlord with respect to the Land and Building whether or not known as Capital Tax or by any other name.

1.6      Common Areas
         ------------

"Common Areas" means all areas of the Building or Property, as may be designated by the Landlord from time to time, including without limitation, corridors, electrical rooms, washrooms, staircases, retaining walls, roofs, all exterior areas, facilities, improvements, equipment and installations of the Building and on the Property, pedestrian sidewalks, landscaped and planted areas, general signs, entrances and exits, roads and other means of access to and serving the Building and Property, loading docks and areas, delivery passages, truckways, parking areas, all general signs and all other facilities available for the use and/or benefit of all tenants, their officers, employees, agents, customers, invitees and licensees.

1.7     Cost of Additional Services
        ---------------------------

"Cost of Additional Services" means in the case of Additional Services provided by the Landlord a reasonable charge made therefor by the Landlord which shall not exceed the cost of obtaining such services from independent contractors, and in the case of Additional Services provided by independent contractors, the Landlord's total cost of providing Additional Services to the Tenant including the cost of all labour (including salaries, wages and fringe benefits) and materials and other direct expenses incurred, the cost of supervision and other indirect expenses capable of being allocated thereto (such allocation to be made upon a reasonable basis) and all other out-of-pocket expenses made in connection therewith including amounts paid to independent contractors, plus in either case, an amount equal to fifteen (15%) percent thereof. A report of the Landlord's independent chartered accountant as to the amount of any Cost of
Additional Services shall be conclusive, should a dispute arise. The determination of the Cost of Additional Services shall exclude any goods and services taxes, sales taxes, value added taxes or any other taxes payable or paid by the Landlord in respect of Additional Services except to the extent that the Landlord does not receive, or is not entitled to receive, a credit or reimbursement for those taxes pursuant to the applicable tax legislation.

1.8     Commencement Date
        -----------------

"Commencement Date" means the  first day of the Lease Term as set out in Article
 3.1.

1.9      Insured Damage
         --------------

"Insured Damage" means the part of any damage occurring to the Premises for which the Landlord is responsible of which the cost of repair is actually recoverable by the Landlord under a policy of insurance in respect of fire and other perils from time to time effected by the Landlord.

1.10     Land
         ----

"Land" means those lands described as "LOT 2" in Schedule "B" and, if consolidated with those lands at any time, the lands contiguous to those lands ^on which the 8525 Building is located, which are described as "LOT 1" in Schedule "B".


1.11     Landlord's Architect
         --------------------

"Landlord's Architect" means the architect, or engineer or quantity surveyor selected by the Landlord from time to time for the purposes of making determinations hereunder.

1.12     Lease
         -----
"Lease", "hereof", "herein", "hereunder" and similar expressions mean or refer to this Lease and includes all other Schedules attached hereto, and any amendments thereof made from time to time by the parties in writing.

1.13     Leasehold Improvements
         ----------------------

"Leasehold Improvements" means all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant or any previous tenant of the Premises with the exception of trade fixtures or furniture and equipment not of the nature of fixtures, and includes all wall-to-wall carpeting (whether or not supplied by the Landlord), and all window coverings.

1.14     Normal Business Hours
         ---------------------

"Normal Business Hours" means the hours from 7:30 a.m. to 6:00 p.m., Monday to Friday, inclusive, of each week, statutory holidays excepted.

1.14     Operating Costs
         ---------------

"Operating Costs" means the total of all expenses, costs and outlays of every nature incurred in the complete maintenance, repair, operation, insuring and management of the Property and the carrying out of the Landlord's obligations under this Lease and similar tenant leases, all calculated in accordance with generally accepted accounting principles but not including costs incurred for the original construction of the Building. Without limiting the generality of the foregoing, Operating Costs includes all expenses, costs and outlays relating to the following: Common Areas; all utilities not separately metered to tenants; security; all insurance required to be carried by the Landlord pursuant hereto and all other insurance relating to the Property as placed by the Landlord from time to time in the Landlord's discretion, acting reasonably; repairs and replacements to the Building and its components including, without limitation, repairs pursuant to Article 8.1, but excluding Structural Repairs or Replacements and costs exceeding $1000.00 in any one invoice relating to each roof replacement, roof repair or roof maintenance expense; accounting and auditing; all amounts paid to third parties relating to work performed in relation to the Property; should the Landlord elect to manage the Property itself a fee for management and administration of the Property calculated at four (4%) percent of the Base Rent payable by all tenants in the Building; supplies and materials used in relation to operating and maintaining the Property; uniforms; provision of a building superintendent and associated personnel including a reasonable rental value for office space used by those persons and related expenses; all outdoor maintenance including landscaping and snow removal; operation and maintenance of parking area (including reasonable depreciation and materials for resurfacing the parking area); preventative maintenance and inspection; cost of consulting engineering fees; costs of all service contracts, legal and consulting services; taxes (other than income taxes), including:

         Capital tax, any goods and services taxes, sales taxes, excise taxes, value added taxes or any other taxes payable or paid by the Landlord in respect of Operating Costs to the extent that the Landlord does not receive, or is not entitled to receive a credit or reimbursement for those taxes pursuant to the applicable tax legislation;

         Cost of each "major expenditure" (as hereinafter defined) as amortized over the period of the Landlord's reasonable estimate of the economic life of the item acquired, but not to exceed fifteen (15) years, using equal monthly installments of principal and interest at the prime commercial loan rate charged at the time of the expenditure to borrowers having the highest credit rating from time to time by the main branch, in British Columbia of the Landlord's principal bank at the time, per annum compounded semiannually, where "major expenditure" shall mean any single expenditure incurred during or subsequent to the fiscal period in which the lease commences, for replacement of machinery, equipment, building elements, repairs, systems or facilities in connection with the Property or the Building, which expenditure is more than ten percent (10%) of the total Operating Costs for the previous fiscal period, or for modifications or additions to the Property if one of the principal purposes of such modification or addition was to reduce energy consumption or Operating Costs or was required by government regulation; and

         Depreciation of: (1) the costs and expenses including repair and replacement, of all maintenance and cleaning equipment and master utility meters, and (2) the costs and expenses incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Building which by their nature, require periodic or substantial repair or replacement unless they are charged fully in the year in which they are incurred, in accordance with sound accounting principles.

For greater certainty, the determination of Operating Costs shall exclude any goods and services taxes, sales taxes, value added taxes or any other taxes payable by the Landlord in respect of Operating Costs except to the extent that Landlord does not receive, or is not entitled to receive, a credit or reimbursement for those taxes pursuant to the applicable tax legislation.

To the extent that any component of Operating Costs should be allocated, in the reasonable opinion of the Landlord, to the Building or to other buildings on the Land or to a tenant or one group of tenants the Landlord may, but shall not be obligated to allocate the cost component of Operating Costs to those buildings or tenants alone.

Any report of the Landlord's auditor or other licensed public accountant appointed by the Landlord for the purpose, shall be conclusive as to the amount of Operating Costs for any period to which such report relates.

1.16     Permitted Use
         -------------

"Permitted Use" means the use specified in Article 5.3.

1.17     Premises
         --------

"Premises" means those portions of the Building shown outlined in heavy black outline on the floor plans attached as Schedule "A2" hereto. The exterior face of the Building and any space in the Premises used for stairways or passageways to other premises, stacks, shafts, pipes, conduits, ducts or other building facilities, the heating, electrical, plumbing, air conditioning and other systems in the Building and the use thereof, as well as access thereto through the Premises for the purpose of use, operation, maintenance, replacement and repair, are expressly excluded from the Premises and reserved to the Landlord.

1.18     Prime Rate
         ----------

"Prime Rate" means that rate of interest announced from time to time by the main branch in the Province of British Columbia of the Landlord's principle bank at the time, as a reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made in Canada.

1.19     Property
         --------

"Property" means the Land and Building referred to herein (including the land contiguous to the Land, on which the 8525 Building is located^described as "LOT 1" on Schedule "B", if consolidated with the Land at any time) and all other buildings and improvements on the Land as are from time to time existing thereon.


1.20     Proportionate Share
         -------------------

When used herein,  "Proportionate  Share" means the ratio  (during each calendar year) which the Rentable Area of the Premises bears to the total Rentable Area in the Building if the Building is fully occupied and if it is not fully occupied "Proportionate Share" means the ratio (during each calendar year) the Rentable Area of the Premises bears to 95% of the total Rentable Area in the Building.
1.21     Rent
         ----

"Rent" means the Base Rent and the Additional Rent.

1.22     Rentable Area
         -------------
"Rentable Area" as used herein shall refer to all floor area measured from the exterior face of the predominant building line in the case of exterior walls and to the centre of partitions that separate the Premises from adjoining premises or Common Areas and includes, without limitation, all stairways, passageways, mechanical rooms and washrooms, and other facilities exclusively or primarily serving the Premises. There shall be no deductions for vestibules or other recessed areas inside the said predominant building line, or for columns, ducts, projections or other structural elements necessary to the Building. The "Rentable Area" in the Building does not include Common Areas.

1.23     Sales Tax
         ---------

"Sales Tax" shall have the meaning set out in Article 4.9.

1.24     Structural Repairs or Replacements
         ----------------------------------

"Structural Repairs or Replacements" means any repairs, replacements, changes or alterations required to be made to the foundations, concrete or steel columns, bearing walls, roof joists and decking (excluding membrane) and floor decks or slabs of the Premises.

1.25     Taxes
         -----

"Taxes" means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, provincial, federal or otherwise, levied, imposed or assessed against the Building, the Land and any Leasehold Improvements or any of them, or upon the Landlord in respect thereof or from time to time levied, imposed or assessed in lieu thereof, including those levied, imposed or assessed for education, schools and local improvements, and including all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments, but excluding taxes and license fees in respect of any business carried on by tenants and occupants of the Building (including the Landlord), income or profits taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Building, the Land or Leasehold Improvements or upon the Landlord in respect thereof and Sales Tax imposed or levied against the Tenant in respect of the Rent or Cost of Additional Services payable by the Tenant to the Landlord or the provision of rental space by the Landlord to the Tenant, and shall also include any and all taxes which may in the future be levied in lieu of Taxes as hereinbefore defined. 1.26 Term

"Term" means the term of the Lease set forth in Article 3.1 and any extension thereof and any period of permitted overholding.


                                        2
                               PREMISES AND INTENT


2.1      Premises
         --------

In consideration of the rents, covenants, agreements and conditions hereinafter reserved and contained on the part of the Tenant to be respectively paid, kept, observed and performed, the Landlord hereby demises and leases unto the Tenant the Premises as generally shown outlined in heavy black outline on the floor plans attached hereto as Schedule "A2". The Rentable Area of the Premises is fifty seven thousand eight hundred thirty seven (57,837) square feet according to the final determination by the Landlord's Architect. The certificate of measurement prepared by the Landlord's Architect shall be final and binding upon the parties hereto as to such Rentable Area.

2.2      Intent
         ------

The Tenant acknowledges and agrees that this Lease shall be a completely net lease for the Landlord except as expressly herein set out and the Landlord shall not be responsible during the Term hereof for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, or the contents thereof and without limiting the generality of the foregoing, the Tenant shall be liable for the payment of all charges, impositions and expenses of every nature and kind relating to the Premises and the contents thereof and its Proportionate Share of Operating Costs and Taxes as defined herein.

2.3      Parking
         -------

The Tenant will be entitled to 1 reserved parking stall for every 260 square feet of the Rentable Area at any one time at such locations as may be mutually agreed from time to time by the Landlord and the Tenant provided that it is hereby agreed and understood by the Tenant that in no way shall the Landlord be responsible for monitoring the use of or the policing of such parking.

                                        3
                                      TERM

3.1      Term
         ----

The Term of this Lease shall be ten (10) years and shall commence on the 15th day of May, 1996 (the "Commencement Date") to be fully completed and ended on the 14th day of May, 2006. In the event the Premises should not be ready for occupancy by Commencement Date for any reason Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, subject to the terms contained in the Agreement to Lease accepted June 20, 1995 between the Landlord and the Tenant (the "Agreement to Lease"). Should the Term of this Lease commence on a date other than the Commencement Date the Landlord and the Tenant will, at the request of the other, execute a declaration specifying a revised commencement date of the Term of this Lease and in such event, rental under this Lease shall not commence until the said revised commencement date which shall be deemed to be the Commencement Date, and the stated Term in this Lease shall thereupon commence and the expiration date shall be extended so as to give effect to the full stated Term.


                                        4
                                      RENT

4.1      Base Rent
         ---------

The Tenant shall pay to the Landlord a base annual rent (herein called "Base Rent") throughout the Term as follows:

(a) $13.75 per square foot of Rentable Area per year, completely net to the Landlord as set out in Article 2.2 of this Lease, during and throughout the first five years of the Term, yielding and paying to the Landlord $795,258.75 per annum, payable as follows:

         (i)       $36,342.47,  representing  17/31 of $66,271.56, in advance on
                   May 15, 1996;

         (ii) 59 equal consecutive monthly installments of $66,271.56 each in advance on the first day of each month commencing on June 1, 1996 and ending on April 1, 2001; and

         (iii)    $29,929.09,  representing  14/31 of $66,271.56, in  advance o
                  May 1, 2001; and

(b) $15.00 per square foot of Rentable Area per year, completely net to the Landlord as set out in Article 2.2 of this Lease, during and throughout the last five years of the Term, yielding and paying to the Landlord $867,555 per annum, payable as follows:

         (i)      $39,646.33, representing  17/31 of $72,296.25,  in advance  on
                  May 15, 2001;

         (ii) 59 equal consecutive monthly installments of $72,296.25 each inadvance on the first day of each month commencing on June 1, 2001 and ending on April 1, 2006; and

         (iii)    $32,649.92,  representing  14/31 of $72,296.25,  in advance on
                  May 1, 2006.

The Tenant agrees to pay such Base Rent, together with any adjustment of rent provided for herein then in effect, to the Landlord at the Landlord's address as provided herein (or such other address as may be designated by the Landlord from time to time) monthly in advance without demand. If the Term of this Lease as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, then the installment or installments so prorated, together with prorated installments of all other sums due hereunder at the time and in the manner provided for payment of Base Rent, shall be paid in advance without demand.

4.2      Additional Rent
         ---------------

From and after Commencement Date, the Tenant shall pay as Additional Rent its Proportionate Share of Operating Costs and of Taxes, and all other sums to be paid by the Tenant hereunder including, without limitation, the Cost of Additional Services, if any, and the Landlord shall have the same remedies for default for the payment of Additional Rent as are available to the Landlord in the case of default in the payment of Base Rent.

4.3      Estimate of Additional Rent
         ---------------------------

Prior to the Commencement Date, and thereafter prior to the commencement of each calendar year of the Tenant's occupancy the Landlord shall provide an estimate of Operating Costs and of Taxes for the portion of the calendar year in which Commencement Date occurs and thereafter for each calendar year. The Tenant shall pay as Additional Rent its Proportionate Share of such estimate in equal monthly installments (or prorated installments under Article 4.1 hereof) at the time and in the manner provided for payment of Base Rent.

4.4      Adjustment for Additional Rent
         ------------------------------

Within one hundred and fifty (150) days, or as soon thereafter as possible after the conclusion of each calendar year of the Term hereof, the Landlord shall furnish to the Tenant a statement of the Landlord's actual Operating Costs and Taxes for the said calendar year or portion thereof as the case may be. A lump sum payment will be made from the Landlord to the Tenant or from the Tenant to the Landlord, equal to the Proportionate Share of an amount by which the actual Operating Costs and Taxes is less than the estimated Operating Costs and Taxes or equal to the Proportionate Share of an amount by which the actual Operating Costs and Taxes exceeds the estimated Operating Costs and Taxes respectively.

4.5      Building Not Fully Occupied
         ---------------------------

Notwithstanding anything herein otherwise expressed or implied it is agreed that in the event the Building is not 90% occupied during any year of the Term hereof, an adjustment shall be made in computing the Operating Costs and Taxes for such year so that the Operating Costs and Taxes shall be computed for such year as though the Building has been 90% occupied during such year.

4.6      Direct Assessment
         -----------------

The Tenant covenants to pay promptly:

(a) when billed, all taxes, rates duties or charges levied imposed or assessed on its personal property, its use or occupation of the Premises, the business carried on therein, all fixtures, equipment, machinery of the Tenant therein or from time to time levied, imposed or assessed in the future in lieu thereof; and Taxes levied, imposed or assessed on all Leasehold Improvements in the Premises; and

(b) in the event of a direct assessment of Taxes in respect of the Premises, the amount of such direct assessment, when billed (and to provide a copy of such assessment notice to the Landlord with evidence of such payment), plus its Proportionate Share of all Taxes on areas of the Property not demised specifically to tenants.

4.7      Landlord Tax Obligation
         -----------------------

The Landlord  covenants  with the Tenant,  subject to the provisions of Articles
4.2 and 4.6, to pay the Taxes promptly when due. The Landlord shall have the right to appeal any taxes assessed or levied against the Property or the Premises but shall not be obligated to so do. The cost incurred by the Landlord to contest the Taxes shall be included in Operating Costs.

4.8      Amounts Past Due
         ----------------

If the Tenant fails to pay, when the same is due and payable, any Base Rent, any Additional Rent or any other amounts payable by the Tenant under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a rate per annum which is six (6%) percentage points above the Prime Rate.

4.9      Value-Added Tax
         ---------------

Notwithstanding anything herein contained to the contrary, the Landlord and the Tenant acknowledge that the Rent and the Cost of Additional Services and any other amounts payable by the Tenant to the Landlord are exclusive of any goods and services taxes, sales taxes, excise taxes, value added taxes or any other taxes imposed in respect of the Rent and Cost of Additional Services payable by the Tenant to the Landlord for the provision of rental space and Additional Services by the Landlord to the Tenant under this Lease ("Sales Tax"). The Tenant shall pay to the Landlord an amount equal to any Sales Tax imposed on the Tenant which the Landlord is obligated to collect from the Tenant or which is assessed upon the Landlord with respect to the Rent and Cost of Additional Services payable by the Tenant to the Landlord pursuant to this Lease in respect of the rental of space and provision of Additional Services under this Lease against, it being the intention of the Landlord and the Tenant that the Tenant shall bear full responsibility for payment of Sales Tax in respect of the rental of space and the provision of Additional Services by the Landlord to the Tenant hereunder. The amount of Sales Tax so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts against which that Sales Tax is being applied are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other provision of this Lease, the amounts payable by the Tenant under this paragraph shall be deemed not to be rent, but the Landlord shall have all of the same remedies for and recovery of such amounts as it has for recovery of Base Rent under this Lease.

4.10     Waiver of Offset
         ----------------

The Tenant hereby waives and renounces any and all existing and future claims, offsets and compensation against any Rent and agrees to pay such Rent regardless of any claim, offset or compensation which may be asserted by the Tenant or on its behalf.

4.11     Receipts, etc.
         --------------

Whenever requested by the Landlord the Tenant will deliver to it receipts for payments of all taxes, rates, duties, levies and assessments payable by the Tenant pursuant to Article 4.6(a) hereof and furnish such other information in connection therewith as the Landlord may reasonably require.

4.12     Allocation of Taxes
         -------------------

If a separate allocation of Taxes is not issued by the relevant taxing authority with respect to the Building on the Land or to any Leasehold Improvements, the Landlord or the Tenant may from time to time apply to the taxing authority for a determination of the portion of Taxes attributable to the Building or Leasehold Improvements, which determination shall be conclusive for the purposes of this Article. In the event that no such determination may be obtained from the taxing authority, the Landlord shall establish the portion of Taxes attributable to the Building or Leasehold Improvements using the then current established principles of assessment used by the taxing authority, or such other method which is fair, reasonable and equitable as determined by the Landlord.

                                        5
                               TENANT'S COVENANTS

The Tenant covenants and agrees with and represents as follows to the Landlord and acknowledges that the Landlord is relying on such covenants, agreements, representations and warranties in connection with the leasing of the Premises to the Tenant:

5.1      Occupancy
         ---------

From the commencement of, and throughout, the Term to continuously occupy the Premises and to carry on therein the business comprising the Permitted Use subject to the terms hereof.

5.2      Rent
         ----

To pay the Rent hereby reserved, and all other sums payable hereunder to the Landlord, promptly on the days and at the times and in the manner specified herein, without demand, deduction or set-off.

5.3      Permitted Use
         -------------

To use the Premises only for the purpose of offices, research and development, manufacture and distribution of computer components and related products and not to use or permit to be used the Premises or any part thereof for any other purpose or business whatsoever without the prior written consent of the Landlord. The Tenant will utilize the Premises for the Permitted Use in an up to date first class and reputable manner in the best interests of the Building as a whole. The Tenant acknowledges the Landlord will not have any liability or responsibility to the Tenant for the breach, non-observance or other violation of any other tenant in the Building of any obligations or provisions in this Lease.

5.4      Waste and Nuisance
         ------------------

Not to commit or permit any waste, including waste as it is defined in the Waste Management Act, S.B.C. 1979 C.41., as amended from time to time, to be brought upon, kept, or used in or about the Premises by the Tenant, its agents, employees, contractors or invitees, without the prior written consent of the Landlord, not to commit or permit any damage to the Premises, including the Leasehold Improvements and trade fixtures therein, not to commit or permit any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Building or the Land and not to use or permit to be used any part of the Premises for any trade or business which is, in the opinion of the Landlord, dangerous, noxious or offensive; not cause or suffer or permit any waste, oil or grease or any harmful, objectionable, dangerous, poisonous or explosive matter or substance to be discharged into the Premises or the Property; and not to place any objects on or otherwise howsoever obstruct the heating or air conditioning vents within the Premises.

If the presence of any waste on the Premises results in any contamination of the Premises or Property, subject to the Landlord's prior approval, the Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and Property to the condition existing prior to the introduction of any such waste to the Premises.

5.5      Floor Loads
         -----------

Not to place a load upon any portion of any floor of the Premises which exceeds the floor load which the area of such floor being loaded was designed to carry having regard to the loading of adjacent areas and that which is allowed by code. The Landlord reserves the right to prescribe the weight and position of all safes and heavy installation which the Tenant wishes to place in the Premises, so as to distribute properly the weight thereof and the Tenant shall pay for all costs incurred by the Landlord and the Landlord's Architect in making such assessment. The Tenant shall repair any damage done in the Premises or the Building by reason of any excessive weight placed in the Premises or excessive vibration caused in the Premises.

5.6      Insurance Risks
         ---------------

Not to do, omit to do or permit to be done upon the Premises anything which would or might cause the Landlord's cost of insurance (whether fire, liability or other) to be increased (and, without waiving the foregoing prohibition the Landlord may demand, and the Tenant shall pay to the Landlord upon demand, the amount of any such increase of cost caused by anything so done or omitted or permitted to be done or omitted) or which would or might cause any policy of insurance to be subject to cancellation or refusal of placement or renewal.

5.7      Noxious Fumes and Odours
         ------------------------

To use the Premises so that noxious or objectionable fumes, vapours and odours will not occur beyond the extent to which they are discharged or eliminated by means of the flues and other devices provided in the Building by the Landlord and shall prevent any such noxious or objectionable fumes, vapours and odours from entering into the air conditioning or being discharged into other vents or flues of the Building or annoying any of the tenants in the Building. Any discharge of fumes, vapours and odours shall be permitted only during such period or periods, to such extent, in such conditions and in such manner as directed by the Landlord from time to time.

5.8      Condition
         ---------

Not to permit, in the opinion of the Landlord, the Premises to become untidy, unsightly, offensive or hazardous or permit unreasonable quantities of waste or refuse to accumulate therein. The Tenant shall store all such garbage, refuse or other objectionable material (including commercial garbage containers) within the Premises and dispose of such garbage on a regular basis.

5.9      By-Laws
         -------

The Tenant shall comply with all laws relating to its use of the Premises, its activities, its business and its operation at the Premises. The Tenant has received no notice, requisition, requirement or order relating thereto and the Tenant does not know or have reasonable grounds to know of any acts, matters or things which may give rise to any notice, requisition, requirement or order being issued in respect of any of the Tenant's activities or its proposed activities, businesses or operations.

The Tenant shall comply at its own expense with all requirements and laws including, without limitation, municipal, provincial, federal, sanitary, fire, building and safety statutes, laws, bylaws, regulations, ordinances, orders and requirements pertaining to the operation and use of the Premises and the conduct of business therein (including, without limitation, obtaining all necessary permits, licences and approvals), the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein or any other matter pertaining to the Premises or the Tenant and all laws, ordinances, regulations or requirements pertaining to solid or other wastes, chemicals, oil and gas, toxic, corrosive or hazardous materials, air, water (surface or ground water) or noise pollution and the storage, handling, use or disposal of any such material, as well as all rules and regulations of the Canadian Board of Fire Underwriters, or any successor body and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Building which are communicated to the Tenant.

5.10     Rules and Regulations
         ---------------------

To observe, and to cause its employees, invitees and all others over whom the Tenant can reasonably be expected to exercise control to observe the Rules and Regulations attached as Schedule "C" hereto, and such further and other reasonable Rules and Regulations and amendments and changes therein as may hereafter be made by the Landlord of which notice in writing shall be given to the Tenant and all such Rules and Regulations shall be deemed to be incorporated into and form part of this Lease. For the enforcement of such Rules and Regulations, the Landlord shall have available to it all remedies in this Lease provided for a breach thereof and all legal remedies whether or not provided for in this Lease, both at law and in equity. The Landlord shall not be responsible or liable to the Tenant for the non-observance or violation by any other tenant of any such Rules and Regulations or the non-enforcement as against other tenants of such Rules and Regulations or any loss or damage arising out of the same.

5.11     Surrender, Overholding
         ----------------------

That upon the expiration or other termination of the Term of this Lease, the Tenant shall quit and surrender the Premises in vacant and clean possession and in good order, repair, decoration, and condition (subject to the exceptions to the Tenant's repair obligations contained in Article 8.2(a) hereof) and shall remove all its property therefrom, except as otherwise provided in this Lease. The Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. If the Tenant shall continue to occupy the Premises after the expiration of this Lease without further written agreement and without objection by the Landlord, the Tenant shall be a month-to-month tenant at double the Base Rent provided for herein (plus Additional Rent) and (except as to length of tenancy) on and subject to the provisions and conditions herein set out.

5.12     Exterior Signage
         ----------------

The Landlord grants to the Tenant the right to utilize, during the Term, that portion of the fascia of the Building which the Landlord has allocated for the Tenant's signage and the Building directory, for the installation of identification signs of the Tenant, such installation to be at the expense of the Landlord and the design and lettering of such signs and the manner and timing of the installation thereof shall comply with the Landlord's signage policy for the Building and shall be subject to approval of the City of Burnaby and the Landlord's prior approval which shall not be unreasonably withheld. On the expiration or sooner termination of the Term, such sign or signs shall be removed by the Tenant at its sole cost, risk and expense and any damage caused by such removal shall forthwith be repaired by the Tenant. Except as aforesaid, the Tenant shall not paint, display, inscribe, place or affix any other sign, symbol, notice or lettering of any kind anywhere outside the Premises (whether on the outside or inside of the Building) or within the Premises so as to be visible from the outside of the Premises.

5.13     Inspection and Access
         ---------------------

Subject to the Landlord giving the Tenant reasonable written notice of its intention to perform any of the aftermentioned work to permit the Landlord at any time and from time to time to enter and to have its authorized agents, employees and contractors enter the Premises for the purpose of (i) inspection, maintenance, making repairs, alterations or improvements to the Premises, adjoining premises or the Building, or to have access to or make changes in utilities and services (including underfloor and overhead ducts, air conditioning, heating, plumbing, electrical and telephone facilities and access panels, all of which the Tenant agrees not to obstruct) and (ii) to determine the electric light and power consumption by the Tenant in the Premises and the Tenant shall provide free and unhampered access for such purposes, and shall not be entitled to compensation for any inconvenience, nuisance and discomfort or loss caused thereby, but the Landlord in exercising its rights hereunder shall proceed to the extent reasonably possible so as to minimize interference with the Tenant's use and enjoyment of the Premises. The Landlord shall give the Tenant not less that 14 days prior written notice in the event that any of the aforesaid maintenance or repairs will interfere with the Tenant's manufacturing process.

5.14     Exhibiting Premises
         -------------------

To allow the Landlord or its agents acting reasonably, upon 2 business days prior written notice, to enter and exhibit the Premises to prospective tenants or purchasers of the Property or the Premises during Normal Business Hours during the Term hereof, and place upon the Premises a notice of reasonable dimensions and reasonably placed stating that the Property or the Premises are for sale or for let, which notice the Tenant shall not remove or obscure or permit to be removed or obscured.

5.15     Name of Building
         ----------------

Not to refer to the Building by any name other than that designated from time to time by the Landlord, nor to use such name for any purpose other than that of the business address of the Tenant.

5.16     Acceptance of Premises
         ----------------------

The Tenant will have the opportunity to examine the Premises within the 180 day period provided for in clause 8 of the Agreement to Lease and shall notify the landlord within this time period of any defects or omissions which are not in accordance with the Agreement to Lease, after which time the Premises shall be deemed to be in good order and satisfactory condition and that all alterations, remodelling, decorating and installation of equipment and fixtures required to be done by the Landlord have been satisfactorily completed save only for such list in writing prepared by the Tenant during the 180 day period provided for in the Agreement to Lease. Any dispute as to any aspects of the Landlord's Work or completion or adequacy of the Building, the Premises or any part thereof shall be determined by the Landlord's Architect.

5.17     No Auction
         ----------

The Tenant shall not at any time during the Term of this Lease, permit any sale by auction to be held within the Premises or upon the Property or any part thereof.

5.18     Yard and Parking Obstruction
         ----------------------------

The Tenant shall not place, nor suffer or permit its customers, invitees, licensees, agents or servants to place any materials in the yard or yards of the Property or the driveways, parking or Common Areas thereof and shall cause no obstruction to vehicles operating on the said driveways, parking or Common Areas.

                                        6
                              LANDLORD'S COVENANTS

The Landlord covenants with the Tenant as follows:

6.1      Quiet Enjoyment
         ---------------

That the Tenant paying the Rent hereby reserved at the times and in the manner aforesaid and observing and performing each and every of the covenants, conditions, restrictions and stipulations by the Tenant to be observed or performed shall and may peaceably and quietly possess and enjoy the Premises for the Term hereby granted without any interruption from the Landlord or any other person lawfully claiming by, through, or under it.


                                        7
                                   UTILITIES

The Landlord and Tenant further covenant and agree as follows:

7.1      Utilities
         ---------

The Tenant shall pay for the cost of all utilities provided for its exclusive use in the Premises, including without restricting the generality of the foregoing gas, water, electricity, telephone and communication service charges and/or rates relating to services and/or utilities provided for the exclusive use of the Tenant in respect of the Tenant's occupation of the Premises and operation of its business carried on therein or therefrom, including laboratory work and any special systems servicing its own computers or any other machinery.

7.2      Use of Water
         ------------

The Tenant shall install at the Tenant's expense a domestic meter for measurement or checking of the Tenant's water consumption and the Tenant shall pay to the Landlord (or, as required by law, directly to the supplier of the water) as and when due from time to time any and all water charges for such water consumption.

7.3      Energy Conservation
         -------------------

The Tenant covenants with the Landlord (subject to the Tenant's permitted use of the Premises):

(a) that the Tenant will cooperate with the Landlord in the conservation of all forms of energy in the Building, including without limitation the Premises;

(b) that the Tenant will comply with all laws, by-laws, regulations and orders relating to the conservation of energy and affecting the Premises or the Building;

(c) that the Tenant will at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to such energy conservation provided that such requests are made in accordance with good management practice and would be made by a prudent owner of like property of like age; and

(d) that any and all costs and expenses paid or incurred by the Landlord in complying with such laws, by-laws, regulations and orders, so far as the same shall apply to or reasonably be apportioned to the Building by the Landlord, shall be included in the Landlord's Operating Costs.

The Landlord shall not be liable to the Tenant in any way for any loss, costs, damages or expenses whether direct or consequential paid, suffered or incurred by the Tenant as a result of any reduction in the services provided by the Landlord to the Tenant or to the Building as a result of the Landlord's compliance with such laws, by-laws, regulations or orders.


                                        8
                         REPAIR, DAMAGE AND DESTRUCTION

The Landlord and Tenant further covenant and agree as follows:

8.1      Landlord's Repairs
         ------------------

The Landlord  covenants  with the Tenant  subject to Article  8.3(b) and Article
11.3 hereof and except for reasonable wear and tear and damage not covered by insurance normally maintained by prudent landlords, to keep in a good and substantial state of repair the exterior walls, roof, foundations, and bearing structure of the Building.

8.2      Tenant's Repairs
         ----------------

The Tenant covenants with the Landlord:

(a) subject to Article 8.3 (b), at its own cost and expense to keep in a good and substantial state of repair and decoration to at least the standard existing at the beginning of the Term, the Premises including all Leasehold Improvements, all facilities exclusively or primarily serving the Premises, and all trade fixtures therein and all glass therein, and without limiting the generality of the foregoing, the Tenant shall:

         (i) maintain in good operating condition to the satisfaction of the Landlord the water, sewer and gas and all other mechanical systems serving the Tenant's Premises. The Tenant shall maintain service contracts for the inspection and maintenance of the heating, ventilating and air conditioning units (whether located on the roof or within the Premises) and file copies of such contracts with the Landlord;

         (ii) repair or replace to the satisfaction of the Landlord, the glass, locks and doors (including overhead doors) in or upon the Premises which become damaged or broken; and

         (iii) replace and maintain (at its expense as is necessary from time to time) all light fixtures, bulbs, tubes, ballasts, starters and fuses.

(b) that upon 2 days prior notice to the Tenant (except for cases of emergency), the Landlord may from time to time enter and view the state of repair, and that the Tenant will repair according to notice in writing;

(c) that if any part of the Building including without limitation the structure or the structural elements of the Building, or the systems for the provision of utilities or services fall into disrepair, or become damaged or destroyed through the negligence or misuse of the Tenant or of its employees, invitees or others over whom the Tenant can reasonably be expected to exercise control, the expense of repairs or replacements thereto necessitated thereby, other than to the extent the same is recovered under a policy of insurance required to be carried by the Landlord hereunder, shall be paid by the Tenant at the Landlord's actual cost plus fifteen (15%) percent thereof; and

(d) that the Tenant will notify the Landlord immediately upon the Tenant becoming aware of any defect in the Premises or of any other condition which may cause damage to the Premises or the Building.

8.3      Abatement and Termination
         -------------------------

It is agreed between the Landlord and the Tenant that:

         (a) (i) In the event of partial destruction (as hereinafter defined) of the Premises by fire, the elements or other cause or casualty, then in such event, if the destruction is such, in the opinion of the Landlord's Architect, that the Premises cannot be used for the Tenant's business until repaired, the Base Rent and Additional Rent shall abate as hereinafter provided until the repair has been made.

                  If the destruction is such that, in the opinion of the Landlord's Architect, the Premises may be partially used for the Tenant's business while the repairs are being made, then the Base Rent and Additional Rent shall abate in the proportion that the part of the Premises rendered unusable bears to the whole of the Premises, PROVIDED ALWAYS that if the part rendered unusable exceeds one-half (1/2) of the Rentable Area of the Premises there shall be a total abatement of Base Rent and Additional Rent until the repairs have been made unless the Tenant, with the permission of the Landlord, in fact uses the undamaged part in which case the Tenant shall pay proportionate Base Rent and Additional Rent for the part so used (being in the same proportion to the Base Rent and Additional Rent, as the area in square feet of the part of the Premises being used bears to the Rentable Area of the Premises). "Partial destruction" shall mean any damage to the Premises less than total destruction (as hereinafter defined), but which renders all or any part of the Premises temporarily unfit for use by the Tenant for the Tenant's business. A certificate of the Landlord's Architect as to whether the whole or a part of the Premises is rendered unusable, and certifying the extent of the part rendered unusable, shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof. If the partial destruction is repaired within fifteen (15) days after the date of destruction there shall be no abatement of Rent.

         (i) In the event of partial destruction (as hereinbefore defined the Landlord shall, to the extent of proceeds of insurance it receives, repair and restore the Premises according to the nature of the damage with all reasonable diligence, except for improvements installed by or on behalf of the Tenant which the Tenant shall repair and restore, in both cases, to substantially the condition the Premises and those improvements were in immediately before such destruction occurred, but to the extent that any part of the Premises is not reasonably capable of use by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant is otherwise entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence. To the extent the Landlord receives proceeds of insurance respecting damage the Tenant is to repair, the Landlord will turn over those proceeds upon the Tenant completing such repair. Notwithstanding anything herein otherwise contained, there shall be no abatement of Rent if the damage is caused by willful act or neglect of the Tenant.

(b)       (i)     In the event of the total destruction (as hereinafter defined)
                  of the  Premises  by fire,  the  elements  or  other  cause or casualty,  then in such event the  Landlord may at its option, to be  exercised  within  sixty  (60) days of the date of such total  destruction,  terminate  this Lease  effective from the
                  date  when  such   destruction   occurs.   Upon  the  Landlord
                  exercising such option the Tenant shall immediately  surrender the Premises and all its interest  therein to the Landlord and the Tenant shall pay Base Rent and Additional Rent to the time
                  of  such   destruction  and  the  Landlord  may  re-enter  and
                  repossess the Premises discharged of this Lease. Upon such termination the Tenant shall remain liable to the Landlord for all sums accrued due to the Landlord pursuant to the terms hereof to the date of such destruction. If the Landlord does not exercise its option of termination the provisions of repair and restoration set forth in Article 8.3 (a) (ii) shall apply. "Total destruction" shall mean such damage to the Premises that renders same unfit for use by the Tenant for the Tenant's business and which cannot reasonably be repaired within six (6) months of the date of the destruction to the state wherein the Tenant could use substantially all of the Premises for its business. A certificate of the Landlord's
                  Architect certifying that "total destruction" has occurred shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof.


         (i) Notwithstanding the foregoing provisions concerning total or partial destruction of the Premises, in the event of total or partial destruction of the Building of which the Premises form a part (and whether or not the Premises are destroyed) to such a material extent or of such a nature that in the opinion of the Landlord the damage to the Building cannot be repaired within one hundred and eighty (180) days from the date of destruction or the Building must be or should be totally or partially demolished, whether to be reconstructed in whole or in part or not, then the Landlord may, at its option (to be exercised within sixty (60) days from the date of total or partial destruction) give notice to the Tenant that this Lease is terminated with effect from the date stated in the notice. If the Tenant is able effectively to use the Premises after the destruction, such date of termination shall be not less than thirty (30) days from the date of the notice. If the Tenant is unable effectively to use the Premises after the destruction, the date given in the notice shall be the date of termination. Upon such termination, the Tenant shall immediately surrender the Premises and all its interest therein to the Landlord and the Base Rent and Additional Rent shall abate and be apportioned to the date of termination and the Tenant shall remain liable to the Landlord for all sums accrued due pursuant to the terms hereof to the date of termination. The Landlord's Architect shall determine whether the Premises can or cannot be effectively used by the Tenant and his certificate thereon shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof.

         (ii) In none of the cases aforesaid shall the Tenant have any claim upon the Landlord for any damages sustained by it. No damages, compensation or claim whatsoever shall be payable by the Landlord for inconvenience, loss of business or annoyance or other loss or damage whatsoever arising from the occurrence of any such damage or destruction of the Premises or of the Building and/or the repair or restoration thereof.


                                        9
                     LICENSES, ASSIGNMENTS AND SUBLETTINGS

The Landlord and Tenant further covenant and agree as follows:

9.1      Licenses
         --------
The Tenant shall not suffer or permit any part of the Premises to be used or occupied by any persons other than the Tenant, its affiliates, any assignees or subtenants permitted under Article 9.2 and the employees of the Tenant and any such permitted assignee or subtenant, or suffer or permit any part of the Premises to be used or occupied by any licensee or concessionaire, or suffer or permit any persons to be upon the Premises other than the Tenant, its affiliates, such permitted assignees or subtenants and their respective employees, customers and others having lawful business with them.

9.2      Assignments and Sublettings
         ---------------------------

(a) The Tenant shall not assign or mortgage this Lease or sublet the whole or any part of the Premises unless it shall have first requested and obtained the consent in writing of the Landlord thereto. Any request for such consent shall be in writing and shall be accompanied by a true copy of any offer to take an assignment or sublease which the Tenant may have received as well as a copy of the proposed assignment or sublease or mortgage and the Tenant shall furnish to the Landlord all information available to the Tenant or requested by the Landlord as to the business and financial responsibility and standing of the proposed assignee or subtenant.

(b) If the Landlord consents to the Tenant's request for consent to assign, mortgage or sublet, which consent may not be unreasonably withheld, or if a consent to assign, mortgage or sublet is obtained by order of a Court of competent jurisdiction, the Tenant shall assign, mortgage or sublet, as the case may be, only upon the terms submitted to the Landlord as aforesaid and not otherwise, PROVIDED THAT no such assignment, mortgaging or subletting shall:

         (i)      in any manner or extent release or relieve the Tenant from the
                  performance   or  observance  of  any  of  its  covenants   or
                  obligations hereunder;

         (ii) in the case of an assignment or subletting, be made other than to responsible persons, firms, partnerships or bodies corporate who undertake by agreement in writing with the Landlord to perform and observe the obligations of the Tenant hereunder;

         (iii) be made unless the Tenant is not in default of any of its obligations under this Lease;

         (iv) in the case of an assignment or subletting, be made to any person, firm, partnership or body corporate who intends to or does use the Premises for any business or use which is prohibited hereunder or which the Landlord is obliged to restrict by reason of any other lease or contract relating to the Building, or any use, purpose or business (other than the Permitted Use) to which the Landlord in its entire discretion may object; and

PROVIDED THAT no such mortgage shall:

         i) be made unless the mortgagee covenants to pay to the Landlord all sums payable by the Tenant hereunder (including all arrears) during any period the mortgagee actually or constructively occupies the Premises and to otherwise perform and observe the obligations of the Tenant hereunder during any such period; and

         ii) unless the mortgagee covenants that any assignment or sublease it may wish to make shall be subject to all the same terms affecting an assignment or subletting made by the Tenant.

(c) The Landlord's consent to any assignment or sublease shall not be or operate as a consent to any further assignment or sublease; and the Landlord's prior consent in writing shall be required for each and every assignment or sublease.

(d) Notwithstanding any prior provisions of this Article 9.2 to the contrary, after the Landlord receives request for consent to an assignment or subletting and the required information related thereto in writing, it shall have the option, to be exercised by written notice within thirty (30) days after the receipt of such request and information, to terminate this Lease and the term hereof on not less than thirty (30) days and not more than ninety (90) days notice to the Tenant. If the Tenant elects, to be exercised by written notice to the Landlord within fifteen (15) days after receipt by the Landlord of such notice of termination, to withdraw the request for consent to the proposed assignment or subletting, in which case the Tenant shall not proceed with such assignment or subletting, the notice or termination shall be null and void and this Lease shall continue in full force and effect in accordance with its terms.

(e) If the Tenant is a corporation, other than a corporation the shares of which are listed on any recognized stock exchange, effective control of the corporation shall not be changed directly or indirectly by a sale, encumbrance or other disposition of shares or otherwise howsoever without the Tenant first obtaining the written consent of the Landlord; provided that the Landlord's consent shall not be required for any sale or other disposition of shares by present shareholders to and between themselves or in the event of any transmission of shares on death or by operation of law and provided further that the Landlord's consent shall not be unreasonably withheld where control of the Tenant is to pass to a subsidiary or parent of the Tenant.

(f) Whether or not the Landlord consents to any request of the Tenant for an assignment, subletting or mortgage, the reasonable costs incurred by the Landlord in considering and processing the request for consent and in completing any of the documentation involved in implementing such assignment, subletting or mortgage shall be for the Tenant's account and payable forthwith on demand by the Tenant to the Landlord.

(g) The Landlord may sell, transfer, lease, mortgage, encumber or otherwise deal with the Property or any portion thereof or any interest of the Landlord therein, in every case without the consent of the Tenant, and without restriction, and to the extent that any purchaser, transferee or lessee from the Landlord has become bound by and covenanted to perform the covenants and obligations of the Landlord under this Lease, the Landlord shall without further written agreement be freed and relieved of liability upon such covenants and obligations.


                                       10
                           FIXTURES AND IMPROVEMENTS

The Landlord and Tenant further covenant and agree as follows:

10.1     Installation of Fixtures & Improvements
         ---------------------------------------

(a) Following the initial tenant improvements as set out in the Agreement to Lease (the "Initial Tenant Improvements"), the Tenant will not make, erect, install or alter any Leasehold Improvements or trade fixtures in the Premises without having requested and obtained the Landlord's prior written approval, which the Landlord shall not unreasonably withhold.

(b) In making, erecting, installing or altering any Leasehold Improvements or trade fixtures after the Initial Tenant Improvements, the Tenant will not alter or interfere with any installations which have been made by the Landlord without the prior written approval of the Landlord, and in no event shall alter or interfere with or affect the structural elements or the strength or outside appearance of the Building, or the mechanical, electrical, plumbing and climate control systems if any or the window coverings installed on exterior windows.

(c) The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications therefor. Any out-of-pocket expense incurred by the Landlord in connection with any such request for approval shall be deemed incurred by way of an Additional Service. All work to be performed in the Premises shall be performed by competent contractors and subcontractors of whom the Landlord shall have approved (such approval not to be unreasonably withheld, but provided that the Landlord may require that the Landlord's contractors and subcontractors be engaged for any mechanical or electrical work). At the option of the Landlord, all such work shall be subject to inspection by and the reasonable supervision of the
         Landlord, as an Additional Service, and shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord (including without limitation the examination by the Landlord's Architect or other experts of the detailed drawings and specification as an Additional Service and contractor's liability insurance in reasonable amounts) and completed in a good workmanlike manner in accordance with the description of the work approved by the Landlord.

10.2     Liens and Encumbrances on Fixtures & Improvements
         -------------------------------------------------

In connection with the making, erection, installation or alteration of Leasehold Improvements and trade fixtures and all other work or installations made by or for the Tenant in the Premises, the Tenant shall comply with all the provisions of the applicable provincial legislation in respect of builders' lien and worker's compensation and other statutes from time to time applicable thereto (including any provision requiring or enabling the retention of portions of any sums payable by way of holdbacks) and except as to any such holdback shall promptly pay all accounts relating thereto. If and whenever any builders' or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement, lease or other encumbrance shall attach, the Tenant shall within four (4) days after receipt of notice thereof procure the discharge thereof, including any certificate of lis pendens registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may in addition to all other remedies hereunder avail itself of its remedy under Article 13.1 and may make any payments required to procure the discharge of any such liens or encumbrances, and shall be reimbursed by the Tenant as provided in Article 13.1, and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off or defence.

10.3     Tenant's Goods
         --------------

The Tenant covenants that it will not sell, dispose of or remove any of the trade fixtures, goods or chattels of the Tenant from or out of the Premises during the Term without the consent of the Landlord, unless the Tenant is substituting new trade fixtures, goods or chattels of equal value or is bona fide disposing of individual items which have become excess for the Tenant's purposes in the normal course of its business. The Tenant further covenants that it will at all times have and retain full legal and beneficial ownership of its trade fixtures, goods and chattels and will not permit them to be or become subject to any lien, mortgage, charge, encumbrance or title retention agreements except such as are bona fide incurred for the purpose of financing the purchase of such trade fixtures, goods or chattels.

10.4     Removal of Fixtures and Improvements
         ------------------------------------

All Leasehold Improvements in or upon the Premises installed or affixed by the Tenant shall immediately upon termination of this Lease be and become the Landlord's property without compensation therefor to the Tenant. Except to the extent herein or otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, trade fixtures, furniture or equipment shall be removed by the Tenant from the Premises either during or at the expiration or sooner termination of the Term, except that (a) the Tenant, if not in default hereunder, may at the end of the Term remove its trade fixtures, furniture and equipment; and (b) the Tenant shall at the end of the Term remove such of its trade fixtures, furniture, equipment and Leasehold Improvements installed by it as the Landlord shall require to be removed. The Tenant shall, in the case of every removal either during or at the end of the Term, make good any damage caused to the Premises and/or the Building by the installation and removal. Included in the definition of trade fixtures shall be hepa filters which may be removed by the Tenant at the end of the Term provided that the Tenant makes good any damages caused to the Premises and/or the Building.

                                       11
                       INSURANCE, LIABILITY AND INDEMNITY

11.1     Landlord's Insurance
         --------------------

The Landlord shall throughout the Term provide and keep in force or cause to be provided and kept in force:

(a) fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) or alternatively at Landlord's option, all risk insurance in respect of the Building and its fixed improvements including all rentable premises including the Premises but excluding tenant's fixtures and (except to the extent that the Landlord elects to insure them) Leasehold Improvements installed or constructed by tenants including the Tenant and in sufficient amounts to repair and restore the Building and the Premises if required pursuant to Article 8.3 hereof;

(b) at the Landlord's option, loss of rental income insurance relating to rental abatement contemplated in Article 8.3;

(c) if any boilers or pressure vessels are operated in the Building other than in any rentable premises therein, boiler and pressure vessel insurance with respect thereto;

(d) comprehensive general business liability insurance with respect to the operation of the Building for personal and bodily injury or death and damage to property of others; and

(e) insurance against any other occurrences and in such amounts as the Landlord may deem prudent.

Insurance effected by the Landlord under this clause shall be with insurers duly licensed to transact insurance in British Columbia and shall be in amounts which the Landlord shall from time to time determine as being reasonable and sufficient, shall be subject to such reasonable deductibles and exclusions as the Landlord may determine and shall otherwise be upon such terms and conditions as the Landlord shall from time to time determine as being reasonable and sufficient.

11.2     Tenant's Insurance
         ------------------

The Tenant shall, at its own cost, throughout the Term provide and keep in force:

(a) fire insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and water damage generally) in respect of the Tenant's fixtures, furniture, equipment, inventory and stock-in-trade, the Tenant's Leasehold Improvements to the extent that the Landlord has not elected to insure them pursuant to
         Article 11.1, and such other property in or forming part of the Premises (not being property which the Landlord is bound to insure pursuant to Article 11.1) as the Landlord may from time to time require;

(b)       plate and other glass insurance;

(c) if any boiler or pressure vessel is operated in the Premises, boiler and pressure vessel insurance with respect thereto;

(d) comprehensive general business liability insurance with respect to the business carried on in or from the Premises and the use and occupancy thereof for personal and bodily injury or death and damage to property of others; and

(e)      Tenant's  legal  liability  insurance and such other forms of insurance
         including   business   interruption   insurance  as  the  Landlord  may
         reasonably require.

Insurance effected by the Tenant under this clause shall be with insurers duly licensed to transact insurance in British Columbia, shall be in amounts which the Landlord shall from time to time determine as being reasonable and sufficient (and, without limiting the generality of the foregoing, in the case of insurance under paragraphs (a), (b) and (c) shall be on a full replacement cost basis subject only to such deductibles and exclusions as the Landlord may approve and in the case of insurance under paragraph (d) shall have original limits not less than $2,000,000 in respect of any one accident or occurrence), shall permit the release of the Landlord from certain liability as set out in
Article 11.3, shall include the Landlord as an additional named insured, and shall otherwise be upon such terms and conditions as the Landlord shall from time to time require as being reasonable and sufficient. At the request of the Landlord the Tenant shall file with the Landlord such copies of current policies or certificates or other proofs as may be required to establish the Tenant's insurance coverage in effect from time to time and the payment of premiums thereon, and if the Tenant fails to insure or pay premiums or to file satisfactory proof thereof as so required, the Landlord may without notice to the Tenant effect such insurance and recover any premiums paid therefor from the Tenant on demand. All such policies of insurance shall contain an undertaking by the insurance company to notify the Landlord in writing thirty (30) days prior to any material change in any such policies. To the extent applicable, the Tenant agrees to use the proceeds of insurance to restore the Premises to the condition existing immediately prior to any loss or damage.

11.3     Limitation of Landlord's Liability
         ----------------------------------

The Landlord shall not be liable or in any way responsible to the Tenant in respect of any loss, injury or damage suffered by the Tenant or its employees, invitees or licensees, or others unless resulting from the negligence of the Landlord but in no event shall the Landlord be liable for loss, injury or damage:

(a) to any property of the Tenant or others from theft, damage or any other cause;

(b) caused to any persons or property by fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing work therein, or by dampness;

(c) caused by other tenants or occupants or persons or the public in or about the Premises or other rentable premises or elsewhere in the Building, or caused by operations in the conduct of any private or public work;

(d) of the nature of indirect or consequential loss, injury or damage of any nature whatsoever including without limitation matters affected by interruptions in the supply of water, electricity, heating, air conditioning and other utilities; or

(e)      required to  be insured by the Tenant  under the provisions  of Article
         11.2.

11.4     Indemnity
         ---------

Notwithstanding any other provision of this Lease to the contrary the Tenant shall be liable to the Landlord for and does hereby hold harmless and indemnify the Landlord, its officers, employees and agents and the successors and permitted assigns of the Landlord from and against all losses, costs, liabilities, claims, damages, expenses, demands, suits, actions or other proceedings, judgements, penalties and fines (including, without limiting the generality of the foregoing, direct losses, costs, damages and expenses suffered by the Landlord which arise during or after the Term of this Lease and are in any manner based upon, arise out of or are connected with:

(a) any breach, violation, or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed or performed;

(b) any damage to property, including property of the Landlord, occasioned by any negligence of the Tenant or its employees, agents, contractors, invitees, concessionaires, or licensees in or about the Building;

(c) any injury to person or persons, including death at any time resulting therefrom, occasioned by any negligence of the Tenant or its employees, agents, contractors, invitees, concessionaires, or licensees in or about the Building;

(d) any contract, lien, privilege, charge or encumbrance of the Premises arising from or occasioned by the act, default, omission or negligence of the Tenant and those for whom the Tenant is responsible;

(e) the presence of any waste, as that term is defined in the Waste Management Act, S.B.C. 1979 c.41, as amended from time to time, toxic or hazardous substances in, on or under the Premises or any other contamination including that resulting from waste, an unhealthful, hazardous or dangerous condition caused by, contributed to or aggravated by the Tenant's violation of any laws, ordinances, regulations or requirements pertaining to solid or other wastes, chemicals, oil and gas, toxic, corrosive or hazardous materials, air, water (surface or ground water) or noise pollution and the storage, handling, use or disposal of such matter (unless the waste, toxic or hazardous substances or any other contaminants are present solely as a result of the negligence or willful misconduct of the Landlord), including, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, provincial or municipal government agency;

such covenant of the Tenant to survive the expiration or sooner termination of the Term, notwithstanding anything herein to the contrary. The Tenant hereby further expressly agrees that any statutory limitation period on actions to enforce these obligations shall not be deemed to commence until the Landlord discovers any such circumstances as may give rise to their enforcement and the Tenant hereby knowingly and voluntarily waives the benefits of any shorter limitation period.


                                       12
            SUBORDINATION, ATTORNMENT, REGISTRATION AND CERTIFICATES

The Tenant agrees with the Landlord that:

12.1     Subordination and Attornment
         ----------------------------

This Lease shall, at the option of the Landlord or the mortgagee under any mortgage or the trustee under any trust deed or trust indenture, now or hereafter existing, (such mortgagee or trustee being in this Article 12.1 called the "Holder" and such mortgage or trust deed or trust indenture being called the "Security") affecting the Lands or Building, exercisable at any time and from time to time by the Landlord or such Holder, be either subject and subordinate to such Security and accordingly not binding upon such Holder or, alternatively, prior to such Security and binding upon such Holder. On request at any time and from time to time, the Tenant shall either postpone and subordinate this Lease with the intent and effect that this Lease and all rights of the Tenant shall be subject to the rights of such Holder as fully as if the Security, regardless of when made, had been made prior to the making of this Lease or, alternatively, to attorn to such Holder and become bound to it as its tenant of the Premises for the then unexpired residue of the Term and upon the terms and conditions contained in this Lease, in each case as the Landlord or such Holder may require, without limiting the foregoing (and notwithstanding that any of previous attornment or subordination in favour of such Holder shall have been given) the Tenant shall execute promptly the appropriate instrument of postponement and subordination or alternatively the right instrument of attornment, as the case may be, in order to give effect to the foregoing.

12.2     Registration
         ------------

The Tenant may register this Lease, without financial provisions, with the Land Title Office. All costs of registration, including survey drawing costs and registration costs, shall be borne by the Tenant and the Landlord will provide the Lease in registerable form if requested by the Tenant.

The Landlord hereby agrees that the registered ownership on title to the Building and to the adjacent building owned by the Landlord located at 8525 Baxter Place, Burnaby, B.C. (the "8525 Building") shall both remain in the name of the Landlord, or that upon transfer of registered ownership on title to the 8525 Building, that the new owner will assume the obligations of the Landlord to the Tenant under this Lease with respect to the 8525 Building.

12.3     Certificates
         ------------

The Tenant shall within ten (10) days of receipt of notice in writing from Landlord execute and deliver to the Landlord and if required by the Landlord, to any mortgagee (including any trustee under a trust deed or trust indenture) designated by the Landlord a confirmation in writing as to the status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the rental payable hereunder and the state of the accounts between the Landlord and Tenant, the existence or non-existence of defaults, the Rentable Area of the Premises, and any other matters pertaining to this Lease as to which the Landlord shall request confirmation. Such certificate to be substantially in the form attached hereto as Schedule "D".

12.4     Non-Disturbance Agreement
         -------------------------

         The Landlord shall obtain from any existing or future holder of a mortgage, charge or hypothec, a non-disturbance agreement in favour of the Tenant whereby the Tenant's possession of the Premises will not be interfered with by any such holder, provided that the Tenant is not in default of its obligations under this Lease.

                                       13
                    REMEDIES OF LANDLORD ON TENANT'S DEFAULT

The Landlord and Tenant further covenant and agree as follows:

13.1     Remedying by Landlord, Non-Payment and Interest
         -----------------------------------------------

In addition to all rights and remedies of the Landlord available to it in the event of any default hereunder by the Tenant either by any other provision of this Lease or by statute or common law, the Landlord:

(a) shall have the right (but shall not be obligated to) at all times to remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments due that are verified to be due by the Tenant to third parties (the payment of which is required by this Lease) and may enter upon the Premises to do work or other things therein, and in such event all expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord forthwith upon demand, together with a fee for supervision for carrying out the Tenant's obligations in an amount equal to fifteen (15%) percent of the cost of repairs or other work carried out by or under the supervision of the Landlord which amount shall be in addition to the incurred costs of such work together with interest at a rate of six (6%) percent per annum above the Prime Rate from time to time on the aggregate of the foregoing from the date funds were expended by the Landlord until actual payment thereof by the Tenant;

(b) may recover as Additional Rent all sums paid or expenses incurred hereunder by the Landlord, which ought to have been paid or incurred by the Tenant, or for which the Landlord hereunder is entitled to reimbursement from the Tenant, and any interest owing to the Landlord hereunder by any and all remedies available to it for the recovery of Base Rent in arrears;

(c) if the Tenant shall fail to pay any Rent or other amount from time to time payable by it to the Landlord hereunder promptly when due, shall be entitled to interest thereon at a rate of six (6%) percent per annum above the Prime Rate from time to time from, (except where interest commences to accrue earlier pursuant to Article 13.1 (a)), the date upon which the same was due until actual payment thereof.

13.2     Remedies Cumulative
         -------------------

The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law.

13.3     Right of Re-entry on Termination
         --------------------------------

If this Lease shall have become terminated pursuant to any provision hereof, or if the Landlord shall have become entitled to terminate this Lease and shall have given notice terminating it pursuant to any provision hereof, then and in every such case it shall be lawful for the Landlord thereafter to enter into and upon the Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate.

13.4     Re-entry and Termination
         ------------------------

If and whenever the Landlord becomes entitled to or does re-enter the Premises under any provision of this Lease, the Landlord, in addition to all other rights and remedies, shall have the right to terminate this Lease forthwith by leaving upon the Premises notice in writing of such termination, and in such event the Tenant shall forthwith vacate and surrender the Premises.

13.5     Rights on Re-entry
         ------------------

Whenever the Landlord becomes entitled to re-enter upon the Premises under any provision of this Lease, the Landlord, in addition to all other rights it may have, shall have the right to enter the Premises, as agent of the Tenant, either by force or otherwise without being liable for any loss or damage occasioned thereby and to relet them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and to sell the same at public or private sale without notice and to apply the proceeds thereof and any rent derived from reletting the Premises, after deducting its costs of conducting such sale and its cost of reletting, upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency, if any.

13.6     Distress
         --------

The Tenant waives and renounces the benefit of any present or future law taking away or limiting the Landlord's right of distress on the property of the Tenant and, notwithstanding any such law, the Landlord may seize and sell the Tenant's goods and chattels, excepting for records and reports of a confidential nature, whether within the Premises or removed therefrom and apply the proceeds of such sale upon Rent and all other amounts outstanding including the cost of the seizure and sale in the same manner as might have been done if such law had not been passed. The Tenant further agrees that if it leaves the Premises leaving any Rent or other amounts provided to be paid under this Lease unpaid, the Landlord, in addition to any remedy otherwise provided at law or in equity, may seize the goods and chattels of the Tenant at any place to which the Tenant or any other person may have removed them from the Premises in the same manner as if such goods and chattels had remained upon the Premises. For the purposes of making any such distress the Landlord, by itself, its agents and bailiffs may break open any door or window and enter upon the Premises at any time after Rent or other monies shall accrue due.

13.7     Payment of Rent, Etc., on Termination
         -------------------------------------

If the Landlord shall re-enter and this Lease shall be terminated as provided for herein, then the Tenant shall pay to the Landlord on demand:

(a) Rent up to the time of re-entry or termination, whichever shall be the later, plus accelerated Rent as herein provided;

(b)       all other amounts payable hereunder until such time;

(c) such expenses as the Landlord may incur or have incurred in connection with re-entering or terminating and reletting, or collecting sums due or payable by the Tenant or realizing upon assets seized including brokerage, legal fees and disbursements (on a solicitor-client basis), and the expense of keeping the Premises in good order, repairing the same and preparing them for reletting; and

(d) as liquidated damages for the loss of Rent and other income of the Landlord expected to be derived from the Lease during the period which would have constituted the unexpired portion of the Term had it not been terminated, the amount, if any, by which the rental value of the Premises for such period established by reference to the terms and provisions of this Lease exceeds the rental value of the Premises for such period established by reference to the terms and provisions upon which the Landlord relets them, if such reletting is accomplished within a reasonable time after termination of this Lease, and otherwise with reference to all market and other relevant circumstances. Rental value is to be computed in each case by reducing to present worth at an interest rate equal to the then current Prime Rate all Rent and other amounts to become payable for such period and where the ascertainment of amounts to become payable requires it, the Landlord may make estimates and assumptions of fact which shall govern unless shown to be unreasonable or erroneous.


                                       14
             CANCELLATION OF INSURANCE AND EVENTS TERMINATING LEASE

The Landlord and Tenant further covenant and agree as follows:

14.1     Cancellation of Insurance
         -------------------------

If any policy of insurance upon the Building from time to time effected by the Landlord shall be cancelled or be about to be cancelled by the insurer or an insurer shall refuse or decline to place or renew insurance by reason of the use or occupation of the Premises by the Tenant or any assignee, subtenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate, renew, replace or avoid cancellation of (as the case may be) , such policy of insurance, without limitation to any other right or remedy of the Landlord under this Lease, the Landlord may at its option, at any time and without notice enter upon the Premises and remove the said use or condition in which event the Tenant shall forthwith on demand pay to the Landlord the cost to the Landlord related to such removal together with a supervisory fee of fifteen (15%) percent of such cost and with interest on the aggregate of the foregoing from the date funds were expended by the Landlord until actual payment thereof.

14.2     Default
         -------

If and whenever:

(a) the Rent hereby reserved, or any part thereof, be not paid when due, or there is non-payment of any other sum which the Tenant is obligated to pay under any provisions hereof, and in either case such default shall continue for ten (10) days after notice by the Landlord requiring the Tenant to rectify the same; or

(b) the Term or any goods, chattels, equipment or other personal property of the Tenant shall at any time be taken or be exigible in execution or attachment, or the Tenant shall attempt or threaten to move its goods, chattels or equipment out of the Premises (other than in the ordinary course of its business or as permitted hereunder) or shall, for a period of ten (10) consecutive days (without the prior written consent of the Landlord) fail to conduct business from the Premises; or

(c) the Premises shall be vacated or abandoned or remain unoccupied for fifteen (15) days or more while capable of being occupied; or

(d) the Tenant shall become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any Act that may be in force for bankrupt or insolvent debtors or, if the Tenant is a corporation, become involved in a winding up proceeding or other proceeding for the termination of its corporate existence or if a receiver shall be appointed for the business, property, affairs or revenues of the Tenant or if any governmental authority should take possession of the business or property of the Tenant or the Tenant shall make a general assignment for the benefit of creditors; or

(e) without the written consent of the Landlord, the Premises shall be used by any persons other than the Tenant or its permitted assigns or sub-tenants or for any purpose other than that for which they were leased, or shall be occupied by any person whose occupancy is prohibited by this Lease; or

(f) the Tenant shall assign or sublet or purport to assign or sublet any portion or all of the Term or the Premises without the written consent of the Landlord or control of the Tenant, if a corporation, is changed without the prior written consent of the Landlord, in either case as required pursuant to Article 9; or

(g) the Tenant shall fail to remedy any condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of any insurance policy on the Property or any part thereof within twenty four (24) hours after notice thereof by the Landlord; or

(h) the Tenant shall breach or fail to observe or perform any other of the covenants, agreements, provisions, stipulations and conditions herein to be observed, performed and kept by the Tenant and shall persist in such failure for ten (10) days after notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or in the case of any such breach which reasonably would require more than ten (10) days to rectify, unless the Tenant shall commence rectification within the said ten (10) day period and thereafter promptly and diligently and continuously proceed with the rectification of the breach); then and in any of such cases, at the option of the Landlord, the full amount of the current month's and the next three (3) months' monthly Rent shall immediately become due and payable and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Premises or any part thereof in the name of the whole and remove and sell the Tenant's goods, chattels and equipment therefrom any rule of law or equity to the contrary notwithstanding; and the Landlord may seize and sell such goods, chattels and equipment of the Tenant as are in the Premises or at any place to which the Tenant or any other person may have removed them in the same manner as if they had remained and been distrained upon the Premises; and such sale may be effected in the discretion of the Landlord either by public auction or by private treaty, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide.

                                       15
                                 MISCELLANEOUS

The Landlord and Tenant further covenant and agree as follows:

15.1     Notices
         -------

All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if personally served or sent by registered mail (postage prepaid with return receipt requested) or sent by telecopier to the Landlord or the Tenant at the addresses hereinbefore set forth or in the case of the Tenant at the Premises in lieu of the address hereinbefore set forth.

Provided, however, that such address may be changed upon five (5) business days written notice thereof, similarly given, to the other party.

The date of receipt of any such notice, demand, request, consent, approval or other instrument shall be deemed to be as follows:

(a)       in the case of personal service, the date of service;

(b) in the case of registered mail, the fifth (5th) business day following the date of delivery to the Post Office, provided, however, that in the event of an interruption of normal mail service receipt shall be deemed to be the fifth (5th) business day following the date on which normal mail service is restored;

(c) in the case of telecopy, the business day next following the day o sending.

Any notices required or permitted to be given by the Landlord pursuant to the terms of this Lease may be served by the Landlord, its lawyer or its managing agent.

15.2     Entire Agreement
         ----------------

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied relating to this Lease or the Premises save as expressly set out in this Lease and the Agreement to Lease accepted on June 20, 1995 between the Landlord and the Tenant. In the event of any conflict between the terms of this Lease and the terms of the Agreement to Lease the terms of this Lease shall prevail. This Lease may not be modified except by an agreement in writing executed by the Landlord and the Tenant.

15.3     Area Determination
         ------------------

In the event that any calculation or determination by the Landlord of the Rentable Area of any premises (including the Premises) of the Building is disputed or called into question, it shall be calculated or determined by the Landlord's Architect, whose certification shall be conclusive, the cost of such remeasurement to be paid by and borne by the party so disputing or calling into question the previous calculation or determination. The Landlord may at any time convert all measurements relating to this Lease to metric measurements and the Lease shall be appropriately modified.

15.4     Successors and Assigns, Interpretation
         --------------------------------------

This Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the heirs, executors, administrators, successors and permitted assigns of the Tenant. References to the Tenant shall be read with such changes in gender as may be appropriate, depending on whether the Tenant is a male or female person or a firm or corporation, and if the Tenant is more than one person or entity, the covenants of the Tenant shall be deemed-joint and several.

15.5     Force Majeure
         -------------

Notwithstanding anything herein contained to the contrary, if the Landlord or the Tenant is, in good faith, delayed or prevented from doing anything required by this Lease or the Agreement to Lease because of a strike, labour trouble, inclement weather, inability to get materials or services, power failure, restrictive governmental laws, or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or any other similar reason that is not the fault of the party delayed, including any delay caused as a result of responsiveness, or lack thereof on behalf of the other party, its consultants, agents and representatives, the doing of the thing is excused for a period of time that is appropriate given the nature, circumstances, and length of the delay, and the party delayed shall do what was delayed or prevented within the appropriate period after the delay.

15.6     Waiver
         ------

Failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option, but the same shall remain in full force and effect. The Tenant undertakes and agrees, for itself and for any person claiming to be a subtenant or assignee, that the acceptance by the Landlord of any rent from any person other than the Tenant shall not be construed as a recognition of any rights not herein expressly granted, or as a waiver of any of the Landlord's rights, or as an admission that such person is, or as a consent that such person shall be deemed to be, a subtenant or assignee of this Lease, irrespective of whether the Landlord or said person claims that such person is a subtenant or assignee of this Lease. The Landlord may accept rent from any person occupying the Premises at any time without in any way waiving any right under this Lease.

15.7     Governing Law, Covenants, Severability
         --------------------------------------

This Lease shall be governed by and construed in accordance with the laws of the Province of British Columbia in which the Building is situate. The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate section hereof. Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

15.8     Headings, Captions
         ------------------

The headings and captions appearing in this Lease have been inserted for convenience of reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions hereof.

15.9     Time for Payment
         ----------------

Unless otherwise expressly provided in this Lease, all amounts (other than Rent) required to be paid by the Tenant to the Landlord pursuant to this Lease shall be payable on demand at the place designated by the Landlord for payment of Rent and if not so paid within ten (10) days of such demand be treated as Rent in arrears.

15.10    Time of Essence
         ---------------

Time shall be of the essence of this Lease.

15.11    Special Provisions
         ------------------

Option to Renew - The Landlord will grant to the Tenant two options to renew for
---------------
a further 5 years each provided that the Tenant is not then in default of any of its financial covenants herein contained on the part of the Tenant to be performed. Such options to renew may be exercised by the written request of the Tenant delivered or mailed to the Landlord not earlier than nine (9) months and not later than six (6) months before the expiration of the Term or renewal term as the case may be. All terms and conditions as in this Lease shall be the same, except for any improvements work, this renewal option, and the Basic Rent. The Landlord and the Tenant shall make all reasonable efforts to reach agreement as to the annual rent for such five (5) year periods not more than three (3) months prior to the commencement of such five (5) year periods and not less than two
(2) months prior to the commencement of such five (5) year periods and failing such agreement such annual rent shall be fixed under the provisions of the Commercial Arbitration Act, Statutes of British Columbia, and shall be the fair market rent for the Premises, having regard to the rent then currently being for premises of a like kind, of a like age and condition, and in comparable locations in the Municipality of Burnaby. Such annual rent shall in any event be not less than the Base Rent fixed in respect of the previous period for which Base Rent has been fixed under this Lease.


Options to Lease Contiguous Space - The Landlord hereby grants to the Tenant the following options to lease space in the Building contiguous to the Premises (or contiguous to any space in the Building leased by the Tenant in the future):

                  Optioned Area     Exercise Date    Occupancy Date
                  -------------------------------------------------

         1)       15,000^13,750 sq. ft.            October^November 1, 1996
         2)       15,000 sq. ft.    March 1, 1997    December 31, 1997
         3)       15,000 sq. ft.    March 1, 1999    December 31, 1999
         4)       20,000 sq. ft.    March 1, 2001    December 31, 2001



Option No.'s 2, 3 and 4 outlined above may be exercised by the written request of the Tenant delivered or mailed to the Landlord on or before the Exercise Dates as set out in this section above.


The parties acknowledge that the Tenant exercised Option No. 1 above prior to the signing of this Lease. In connection with the Tenant's exercise of Option No. 1 above, the Landlord shall pay to the Tenant a leasehold improvement allowance of $25.00 per sq. ft. of the optioned area as set out in this section above. With respect to Option No. 1, the Tenant will have access to the optioned premises, for a period of sixty (60) days prior to the Tenant taking possession and beginning to pay Base Rent and Additional Rent on the November 1, 1996 occupancy date, for the purpose of installing fixtures and furnishings. During such period prior to the occupancy date, the Tenant will not be liable for any Base Rent or Additional Rent, except that subject to the Landlord paying the leasehold improvement allowance the Tenant will be responsible for all costs to complete the tenant improvements, including without limitation provision of services such as power, heat, water, 24-hour security, sanitary facilities, garbage disposal containers, the use of a designated elevator and supervision and co-ordination by the Landlord and/or its consultants during execution of work ("Tenant Improvement Costs").

If the Tenant exercises Option No.'s 2, 3 or 4 above, the Tenant shall take the optioned premises on an "as is" basis, provided that the respective optioned premises are in a condition or level reasonably consistent with the quality of finishing in the Premises. If the respective optioned premises are not in a condition or level reasonably consistent with the quality of finishing in the Premises, and the Landlord has not improved the respective optioned premises to such a condition or level by the respective occupancy date, then the Landlord shall pay to the Tenant an amount (the "Improvement Amount") equal to the cost to improve the respective optioned premises to the level of the then current value of the improvements to the Premises (excluding lab and technical areas), normal wear and tear excepted, such cost to improve per square foot to be multiplied by a fraction, the numerator of which is the remaining number of months in the Term and the denominator of which is 120.

If the Tenant exercises Options No.'s 2, 3 or 4 above, the Landlord shall also recarpet and paint the respective optioned premises prior to the Tenant taking possession. With respect to Options No.'s 2, 3 and 4, the Tenant will have access to the optioned premises, for a period of thirty (30) days prior to the Tenant taking possession and beginning to pay Base Rent and Additional Rent on the respective occupancy date, for the purpose of installing fixtures and furnishings. During such period prior to the occupancy date, the Tenant will not be liable for any Base Rent or Additional Rent, except that subject to the Landlord paying the Improvement Amount the Tenant will be responsible for all Tenant Improvement Costs.

The Landlord and the Tenant will make all reasonable effort to ensure that their respective consultants and contractors cooperate with each other during any time of mutual occupation of the optioned premises.


The basic rent, additional rent and all terms and conditions of a new lease relating to the respective optioned premises shall be consistent with this Lease and the term of the lease on the respective optioned premises shall expire on the same date as the Term in this Lease.


(c) Right to First Refusal to Lease - If the Landlord receives a bona fide third party offer (the "Offer") to lease space in the Building, it shall only accept such Offer subject to this Right of First Refusal and if the rent and terms of the Offer are not more favourable to the third party than those offered to the Tenant in the Right of First Opportunity as set out in paragraph (d) of this section below.

If the Landlord receives an Offer, it shall deliver a true copy of the Offer to the Tenant. If the Tenant is not then in default of any of its financial covenants herein contained on the part of the Tenant to be performed, and if the Tenant has not declined, in the preceding 120 day period, to lease such space under its Right of First Opportunity set out in paragraph (d) hereof, then the Landlord shall grant to the Tenant a right of first refusal to lease (the "RFR"), during the Term or any renewal thereof, the space set out in the Offer, on the terms and conditions of the Offer. The Tenant shall have fifteen (15) days from such delivery within which to give written notice to the Landlord whether it intends to exercise its RFR. The RFR may only be exercised within such time, by the Tenant delivering notice in writing of acceptance to the Landlord whereupon a binding agreement to lease such premises shall exist between the Landlord and Tenant on the terms and conditions contained in the Offer. If the Tenant elects not to so exercise the RFR, then the premises may thereafter be leased by the Landlord to the tenant identified in the Offer and subject to the terms and conditions therein, but not otherwise, and failing leasing as aforesaid, the provisions of this section shall apply again.

The Tenant shall not have the right to assign this right of first refusal to lease except in conjunction with a permitted assignment of all rights under this Lease.

(d) Right of First Opportunity to Lease Space - If the Tenant is not then in default of any of its financial covenants herein contained on the part of the Tenant to be performed, then the Landlord shall grant to the Tenant a Right of First Opportunity to lease any space in the Building as it becomes available for lease. The Landlord agrees to deliver to the Tenant notice in writing (the
"Landlord's Notice") identifying the available space and the date on which it will be available. The Tenant shall have thirty (30) days from the date of delivery of the Landlord's Notice to provide written notice to the Landlord that it is exercising its Right of First Opportunity to lease the space.

The term of the lease of the space shall commence on the date specified in the Landlord's Notice, but no earlier than 90 days after the date of the Landlord's Notice and shall expire on the expiry of the Term of this Lease or any permitted renewal thereof. The basic rent payable on the space shall be the current fair market rental as agreed between the Landlord and the Tenant or failing such agreement as determined by arbitration pursuant to the terms of the Commercial
Arbitration Act of the Province of British Columbia.                  ----------
---------------

The Landlord shall, at the Tenant's request, paint and recarpet the respective space. The Tenant shall not have the right to assign this Right of First Opportunity to lease, except in conjunction with a permitted assignment of all rights under the Lease.

(e) Option to Expand - At any time after the first anniversary of the Term, and if the Tenant is not then in default of any of its financial covenants herein contained on the part of the Tenant to be performed, then the Tenant shall have the option to lease any space in the Building adjoining the Tenant's existing space of a minimum of 6,800 sq. ft. in the Building, by providing written notice to the Landlord.

The lease term on this additional space shall commence on the first day of the eleventh month after the date of the Tenant's notification and shall terminate on the expiry of the Term of the Lease or any permitted renewal thereof. The basic rent payable on the additional space shall equal the current fair market rent; however, no less than the rate per square foot payable on the Premises. If the adjoining space is occupied by another tenant at the time that the Tenant exercises this option to lease, this option shall apply to all, but not part of, the prior tenant's existing space. Upon the Tenant taking possession of the adjoining space it shall reimburse the Landlord for the actual verifiable relocation cost of the previous tenant up to a maximum of $10.00 per sq. ft.
of the space vacated by the previous tenant.

(f) Relocation of Other Tenants to Accommodate Tenant - The Landlord shall provide in leases of space in the Building to any tenant other than the Tenant, that such tenants shall relocate elsewhere in the Building or to the 8525
Building, as defined in section 12.2 herein, in order to accommodate the Tenant's expansion options contained in paragraphs (b) and (e) hereof. If the Landlord does not obtain such a relocation provision in such third party leases and the Tenant wishes to exercise its expansion options as set out in paragraphs
(b) and (e) hereof, then the Landlord will lease to the Tenant comparable space in the 8525 Building or the Building at a rental equivalent to 65 % of the then current market rental for such space.

This Relocation Provision will become null and void upon the Tenant occupying a total of 115,000 sq. ft. in the Building.

(g) Interpretation - As used in this Article 15.11, the term "Building" refers only to the Building shown as "Phase II Building" on Schedule "A1", and not to any bigger building of which the Building may become a part.

IN WITNESS WHEREOF the Landlord and Tenant have executed this Lease the day and year first above written on page 1 hereof.


THE CORPORATE SEAL of PILOT PACIFIC DEVELOPMENTS INC.,    )
was hereto affixed in the presence of:                    )
                                                          )
                                                          )
_____________________________                             )                  c/s
                                                          )
                                                          )
-----------------------------                             )
                                                          )



THE CORPORATE SEAL of PMC- SIERRA, INC. was hereto        )
affixed in the presence of:                               )
                                                          )
----------------------------                              )
Authorized Signatory                                      )                  c/s

----------------------------                              )
Authorized Signatory                                      )
                                                          )

                                  SCHEDULE "A1"


                                ATTACH SITE PLAN

                                  SCHEDULE "A2"


                               ATTACH FLOOR PLANS

                                  SCHEDULE "B"

                                    THE LAND


^LOT 2

P.I.D. # 017-485-631
LOT 2 DISTRICT LOT 56
GROUP 1, NEW WESTMINSTER
DISTRICT PLAN LMP1598



LOT 1

P.I.D. # 017-485-622
LOT 1 DISTRICT LOT 56
GROUP 1, NEW WESTMINSTER
DISTRICT PLAN LMP1598

                                  SCHEDULE "C"


                              RULES AND REGULATIONS


16       The Landlord  shall  have the  right to control and  operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the facilities of the Building by other tenants.

17       The  sidewalks,  driveways and  entrances  shall  not be  encumbered or obstructed by tenants or tenants' agents, servants, employees, licensees or invitees, or be used by them for any purpose other than for ingress to and egress from the Premises. Landlord reserves the right to restrict and regulate the use of the aforementioned public areas of the Building by tenants and tenants' agents, employees, servants, licensees and invitees and by persons making deliveries to tenants. All loading and unloading of merchandise, supplies, materials, garbage, refuse or other chattels shall be made only through or by means of such doorway as the Landlord shall designate in writing from time to time.

18 Unless specifically provided for in the Lease or in the Agreement to Lease or in any agreement made between the Landlord and the Tenant:

                  .1 No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to, or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such curtains, blinds, shades, screens and other fixtures must be of a quality, type, design and colour, and attached in the manner approved by Landlord.

                  .2 No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any window or part of the outside or inside of the Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to such tenant.

                  .3 No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building.

19       The toilets, urinals, sinks and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grinds, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the tenants by whom or by whose agents, servants, employees, customers or invitees the same was caused. Tenants shall not let the water run unless it is in actual use, and shall not deface or damage any part of the Building. The Tenant shall repair to the satisfaction of the Landlord any holes or damage in or to the Building resulting from the Tenant driving nails, spikes, hooks, or screws into the walls or woodwork of the Building, and the Tenant shall remove such nails, spikes hooks, or screws on or by the end of the Term.

20       No  vehicles  or animals or birds of any kind shall be brought  into or kept in the  Building or the Premises.

21       No space in the Building  shall be used for lodging,  sleeping,  or any immoral  or  illegal purposes.

22       Tenants shall not make or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighbouring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television, talking machine, unmusical noise, whistling, singing or in any other way. Tenants shall not throw anything out of the doors, windows, or skylights, if any, of the Building.

23       No additional locks or bolts of any  kind shall be  placed upon  any of the doors or windows by tenants, nor shall any changes whatsoever be made to existing locks or the mechanics thereof except by the Landlord, at its option. Tenants shall not permit any duplicate keys to be made, but additional keys as reasonably required shall be supplied by the Landlord when requested by a tenant in writing and such keys shall be paid for by the tenant, and upon termination of tenant's lease, the tenant shall surrender to the Landlord all keys of the Premises and other part or parts of the Building.

24       The  tenants  and  their  agents,  servants,  contractors,  invitees or employees, shall not bring in or take out, position, construct, install or move any safe or other heavy equipment without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of plans, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant.

25       Tenants  shall not occupy or permit any portion  of the Premises  to be occupied for the possession, storage, manufacture, or sale of narcotics or drugs, except as incidental to tenant's main business.

26       All  entrance  doors in  the  Premises  shall be  left  locked  and all windows shall be left closed by tenants when the Premises are not in use.

 27 Neither tenants nor their servants, employees, agents, visitors, or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance, nor do nor permit to be done anything in conflict with any insurance policy which may or might be in force upon the Building or any part thereof or with the laws relating to fires, or with the regulations of the Fire Department or the Health Department, or with any of the rules, regulations or ordinances of the city in which the Premises are located, or of any other duly constituted authority.

28       Tenants shall not,  without first obtaining  Landlord's  prior  written approval, conduct any restaurant, luncheonette, or cafeteria for the sale or service of food or beverages to others, or cause or permit any odours of cooking or other process or any unusual or objectionable odours to emanate from the Premises.

 29 Lists of automobile licence numbers of people working in the Building and the names of people who normally work off-hours may be required by Landlord, who may also require tenants' employees to display a card or sticker as a prerequisite to admission to any parking facility.

30       The Landlord reserves the right to promulgate,  rescind, alter or waive any rules or regulations at any time prescribed for the Building when is necessary, desirable or proper for its best interest and in the opinion of the Landlord, for the best interest of the tenants.

31       The tenants shall promptly  notify the Landlord  of all requests by any taxing authority for information relating to the Premises (including fixtures, improvements, or machinery and equipment therein) or the tenant's occupation or use thereof and any such information to be given by the tenant to such taxing authority shall be forwarded by the tenant to the Landlord for delivery to such taxing authority.

32       If any apparatus used or installed by  a tenant  requires a permit as a condition for its installation, the tenant must file a copy of such permit with Landlord.

33       Tenants shall be responsible for the cleaning of any  window  coverings installed in their Premises.

34       Tenants shall not burn any trash or garbage in or about the Premises o anywhere  within the confines of the Land.

                                  SCHEDULE "D"

                              ESTOPPEL CERTIFICATE

THE UNDERSIGNED, the Tenant in the Lease between Pilot Pacific Developments Inc., as agent for KAB Properties Inc. and the undersigned, dated the day of 1995, certifies:

35       THAT the Tenant's obligation  to pay rent  pursuant to Article 4 of the
Lease commenced on the day of 1st day of , 1996.


36       THAT  the Lease  has not been  altered  or  amended  since  the time of execution and is in full force and effect in accordance with its original terms.

37       THAT  the  Rentable  Area of  the  Premises  measured  as  provided  in
Article 2.1 of the Lease, actually comprises an area of square feet. The Base Rent reserved pursuant to Article 4.1 of the said Lease, adjusted having reference to the aforesaid measurement is:

38       THAT the Tenant is in possession of the Premises.

39       THAT the Lease is an absolutely  net Lease to the Landlord and that the
Tenant is paying (and has paid) effective to the day of , 19 , Base Rent (as adjusted) and all other charges, including, without limitation, the Additional Rent referred to in Article 4.2, pursuant to the said Lease, and commenced paying the same on the date that the Tenant's obligation to pay rent commenced, as aforesaid.

40       THAT  the  amount  of prepaid rent or  security  deposit  held  by  the
Landlord is $

41       THAT  the  Premises  have  been   completed  in  accordance   with  any
obligations of the Landlord and the Premises are entirely satisfactory and suitable for the use thereof as contemplated by the Tenant.

42       THAT neither the Landlord nor the  Tenant is in  default  in respect o the Lease.

43       THAT  the Tenant has  no claims, charges,   defences, right to set-off,
lien, abatement or counterclaim against the Landlord in respect of Rent or otherwise.


DATED at the City of                    , in the Province of
                    ------------------                       -------------------
this day of                        , 19     .
            ----------------------     ----

                                       TENANT



                                       Per:_________________________________ c/s
                                              Authorized Signing Officer